CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AGL Resources Inc, Retirement Savings Plus Plan
Atlanta, GA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (10-04155) of AGL Resources Inc. of our report dated June 27, 2013 relating to the financial statements and supplemental schedule of the AGL Resources Inc. Retirement Savings Plus Plan, which appears in this Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP
Atlanta, GA
June 27, 2013